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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sunrise Assisted Living, Inc. 1996 Non-Incentive Stock Option Plan, as amended of our report dated March 8, 2000, with respect to the consolidated financial statements of Sunrise Assisted Living, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

McLean, VA
June 2, 2000